Exhibit 10.18
XATA CORPORATION
FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR DIRECTORS
THIS AGREEMENT, made this ___day of ____________, ___, by and between XATA Corporation, a Minnesota corporation (the “Company”), and _________ (“Optionee”).
     WITNESSETH, THAT:
     WHEREAS, the Company pursuant to its 2007 Long-Term Incentive and Stock Option Plan wishes to grant this stock option to Optionee.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
1. Grant of Option:
The Company hereby grants to Optionee, on the date set forth above the right and option (hereinafter called “the option”) to purchase all or any part an aggregate of ______ shares of Common Stock, par value $0.01 per share, at the price of $______ per share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 986, as amended (the “Code”).
2. Duration and Exercisability
(a)	This option shall in all events terminate ten (10) years after the date of grant, and subject to the other terms and conditions set forth herein, this option may be exercised by Optionee as to all ___shares on or after the date hereof until expiration at 5:00 p.m. Minneapolis, Minnesota time on the tenth anniversary of the date hereof.

(b)	During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.
3. Manner of Exercise
(a)	The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b)	Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company (i) by delivering to the Company for cancellation Common Shares of the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and Common Shares of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company’s Common Shares as of any date shall be reasonably determined by the Company pursuant to the Plan.
4. Miscellaneous
(a)	This option is issued pursuant to the Company’s 2007 Long-Term Incentive and Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company. Capitalized terms not defined in this option have the meanings assigned to them in the Plan.

(b)	Optionee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise or this option.

(c)	The exercise of all or any parts of this option shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(d)	If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding option.

(e)	The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(f)	In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. Optionee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with the rules of the Committee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

XATA Corporation
By:
Its:

Optionee:

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